UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on August 11, 2005.

On August 11, 2005, Red Robin Gourmet Burgers, Inc. (the “Company”) announced the retirement of Michael J. Snyder as the Company’s Chairman, President and Chief Executive Officer following an internal investigation into the use of chartered aircraft and travel and entertainment expenses. In announcing Mr. Snyder’s retirement, the Company also announced that Mr. Snyder would serve as a consultant to the Company.

The consulting arrangement with Mr. Snyder is an informal one, and he will not be compensated by the Company for his services. The Company expects that Mr. Snyder will provide only such consulting services as Dennis B. Mullen, the Company’s Chief Executive Officer, and the board of directors may request. Given Mr. Snyder’s extensive experience and history with the Company and its business, and his significant holdings in Red Robin, the Company’s board of directors believes that continued access to Mr. Snyder will facilitate a smooth and effective management transition.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

	By:	/s/ Katherine L. Scherping
Date: August 15, 2005		Chief Financial Officer